Exhibit 99.1

Tyler Technologies Reports Earnings

for First Quarter 2014

Net income up 40.0 percent as revenues rise 17.6 percent

PLANO, Texas – April 23, 2014 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2014.

First Quarter Financial Highlights:

•	Total revenue was $112.6 million in the first quarter of 2014, up 17.6 percent from $95.8 million in the first quarter of 2013.

•	Recurring software revenue from maintenance and subscriptions was $70.7 million for the quarter, an increase of 18.9 percent compared to the first quarter of 2013, and comprised 62.8 percent of first quarter 2014 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $659,000 compared to $891,000 for the first quarter of 2013.

•	Operating income for the quarter was $19.9 million, an increase of 37.3 percent from the first quarter of 2013.

•	Net income for the quarter was $11.9 million, or $0.33 per diluted share, up 40.0 percent compared to $8.5 million, or $0.25 per diluted share, for the first quarter of 2013.

•	Cash flow from operations for the quarter was $16.6 million, compared to $17.1 million for the first quarter of 2013.

•	Non-GAAP operating income for the quarter was $25.0 million, up 33.3 percent from $18.7 million for the first quarter of 2013.

•	Adjusted EBITDA for the quarter was $26.9 million, up 32.7 percent compared to $20.2 million for the first quarter of 2013.

•	Non-GAAP net income for the quarter was $15.4 million, or $0.43 per diluted share, up 34.6 percent compared to $11.5 million, or $0.34 per diluted share, for the first quarter of 2013.

•	Total backlog was $540.3 million at March 31, 2014, up 39.8 percent from $386.6 million at March 31, 2013. Software-related backlog (excluding appraisal services) was $508.8 million, an increase of 41.0 percent compared to $360.9 million at March 31, 2013.

“We followed our solid performance in 2013 with very strong results in the first quarter of 2014,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Revenues grew organically by almost 18 percent, with software license revenues up more than 27 percent. Subscription revenues increased 52 percent over last year as e-filing revenues more than tripled, with the increase driven by our statewide e-filing contract in Texas. The growth in software license and subscription revenues contributed to margin expansion, as we achieved non-GAAP gross margin expansion of 80 basis points. In addition, leverage from SG&A and R&D expenses, which grew at substantially lower rates than revenues, enabled us to drive our non-GAAP operating margin up 270 basis points to 22.2 percent.

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Tyler Technologies Reports Earnings

for First Quarter 2014

April 23, 2014

“While bookings for the quarter were essentially flat with the first quarter of last year, last year’s first quarter bookings included an unusually high number of multi-year SaaS contract renewals. For the trailing 12 months our bookings are up approximately 36 percent. Entering the second quarter, our pipeline of new-business opportunities, including a significant number of unsigned awards, is at an all-time high. Our competitive position across our product lines remains extremely strong and our win rates continue to improve. Our outlook for the balance of 2014 is positive, and our revenues and earnings guidance for the year has been revised upward to reflect that outlook.

“Most important, we continue to execute at a very high-level operationally, delivering quality solutions and services to all our clients. We look forward to building on that success while creating meaningful returns for our clients, shareholders and employees, and investing in opportunities for future growth,” continued Mr. Marr.

Guidance for 2014

As of April 23, 2014, Tyler Technologies is providing the following guidance for the full year 2014:

•	Total revenues are expected to be in the range of $470 million to $478 million.

•	Diluted earnings per share are expected to be approximately $1.39 to $1.46.

•	Non-GAAP diluted earnings per share are expected to be approximately $1.83 to $1.90.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $15.0 million.

•	The effective tax rate is expected to be between approximately 39.0 percent and 41.0 percent.

•	Capital expenditures are expected to be between $12.0 million and $13.0 million, and total depreciation and amortization expense is expected to be between $15.0 million and $15.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, April 24, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10043689. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call.

Participants who do not wish to pre-register for the call may dial in using 877-270-2148 (U.S. callers) or 412-902-6510 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 1, 2014. To access the replay, please dial 877-344-7529 (U.S. callers) or 412-317-0088 (international callers) and reference passcode 10043689.

The live webcast and archived replay can also be accessed at www.tylertech.com.

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Tyler Technologies Reports Earnings

for First Quarter 2014

April 23, 2014

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” seven times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following

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Tyler Technologies Reports Earnings

for First Quarter 2014

April 23, 2014

to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to successfully complete acquisitions and achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

14-25

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Software licenses and royalties	$11,232	$8,830
Subscriptions	20,507	13,473
Software services	24,307	20,461
Maintenance	50,240	46,050
Appraisal services	4,851	5,591
Hardware and other	1,489	1,394

Total revenues	112,626	95,799

Cost of revenues:
Software licenses and royalties	531	426
Acquired software	481	549
Software services, maintenance and subscriptions	54,999	46,382
Appraisal services	3,311	3,799
Hardware and other	774	798

Total cost of revenues	60,096	51,954

Gross profit	52,530	43,845

Selling, general and administrative expenses	25,367	22,646
Research and development expense	6,172	5,598
Amortization of customer and trade name intangibles	1,129	1,131

Operating income	19,862	14,470
Other expense, net	259	338

Income before income taxes	19,603	14,132
Income tax provision	7,720	5,639

Net income	$11,883	$8,493

Earnings per common share:
Basic	$0.36	$0.27

Diluted	$0.33	$0.25

Weighted average common shares outstanding:
Basic	32,916	31,403
Diluted	35,500	33,948

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$52,530	$43,845
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	513	336
Add: Amortization of acquired software	481	549

Non-GAAP gross profit	$53,524	$44,730

Non-GAAP gross margin	47.5%	46.7%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$19,862	$14,470
Non-GAAP adjustments:
Add: Share-based compensation expense	3,462	2,575
Add: Employer portion of payroll tax related to employee stock transactions	24	—
Add: Amortization of acquired software	481	549
Add: Amortization of customer and trade name intangibles	1,129	1,131

Non-GAAP adjustments subtotal	$5,096	$4,255

Non-GAAP operating income	$24,958	$18,725

Non-GAAP operating margin	22.2%	19.5%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$11,883	$8,493
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	5,096	4,255
Less: Tax impact related to non-GAAP adjustments	(1,540)	(1,279)

Non-GAAP net income	$15,439	$11,469

Non-GAAP earnings per diluted share	$0.43	$0.34

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$513	$336
Selling, general and administrative expenses	2,949	2,239

Total share-based compensation expense	$3,462	$2,575

Reconciliation of adjusted EBITDA
GAAP net income	$11,883	$8,493
Amortization of customer and trade name intangibles	1,129	1,131
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,527	2,191
Interest expense included in other expense, net	143	210
Income tax provision	7,720	5,639

EBITDA	$23,402	$17,664

Share-based compensation expense	3,462	2,575

Adjusted EBITDA	$26,864	$20,239

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$97,145	$78,876
Accounts receivable, net	82,334	106,570
Other current assets	20,381	24,030
Deferred income taxes	7,759	7,759

Total current assets	207,619	217,235

Accounts receivable, long-term portion	526	588
Property and equipment, net	66,222	64,844
Non-current investments available-for-sale	1,280	1,288

Other assets:
Goodwill and other intangibles, net	158,387	159,997
Other	207	536

Total assets	$434,241	$444,488

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$22,084	$35,372
Deferred revenue	139,298	156,738

Total current liabilities	161,382	192,110

Deferred income taxes	6,155	6,059
Shareholders’ equity	266,704	246,319

Total liabilities and shareholders’ equity	$434,241	$444,488

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$11,883	$8,493
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	3,656	3,322
Share-based compensation expense	3,462	2,575
Excess tax benefit from exercise of share-based arrangements	(2,158)	(1,523)
Changes in operating assets and liabilities	(283)	4,217

Net cash provided by operating activities	16,560	17,084

Cash flows from investing activities:
Proceeds from sales of investments	8	25
Additions to property and equipment	(3,630)	(5,089)
Decrease in other	300	239

Net cash used by investing activities	(3,322)	(4,825)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(18,000)
Contributions from employee stock purchase plan	849	670
Proceeds from exercise of stock options	2,024	1,637
Excess tax benefit from exercise of share-based arrangements	2,158	1,523

Net cash provided (used) by financing activities	5,031	(14,170)

Net increase (decrease) in cash and cash equivalents	18,269	(1,911)
Cash and cash equivalents at beginning of period	78,876	6,406

Cash and cash equivalents at end of period	$97,145	$4,495